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                               PRIME RETAIL, INC.
          EXHIBIT 12.2: COMPUTATION OF RATIO OF FUNDS FROM OPERATIONS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)



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                                                                                                   HISTORICAL
                                                              AS ADJUSTED                     --------------------
                                            ------------------------------------------------
                                                                                               THREE MONTHS ENDED
                                                   THREE MONTHS ENDED MARCH 31, 1996               MARCH 31,
                                            ------------------------------------------------  --------------------
                                            60% CONVERSION   40% CONVERSION   0% CONVERSION     1996       1995
                                            ---------------  ---------------  --------------  ---------  ---------
Funds from operations.....................    $     9,484      $     9,484      $    9,484    $   8,916  $   8,033
Interest incurred.........................          5,668            5,668           5,668        6,236      4,484
Amortization of capitalized interest......             63               63              63           63         54
Amortization of debt issuance costs.......            816              816             816          816        754
Amortization of interest rate protection
 contracts................................            319              319             319          319        319
Less interest earned on interest rate
 protection contracts.....................            (84)             (84)            (84)         (84)      (243)
Less capitalized interest.................           (613)            (613)           (613)        (613)      (581)
                                                  -------          -------         -------    ---------  ---------
  Funds from Operations, adjusted.........         15,653           15,653          15,653       15,653     12,820
                                                  -------          -------         -------    ---------  ---------
Interest incurred.........................          5,668            5,668           5,668        6,236      4,484
Amortization of debt issuance costs.......            816              816             816          816        754
Amortization of interest rate protection
 contracts................................            319              319             319          319        319
Preferred stock distributions and
 dividends................................          3,000            3,745           5,236        5,236      5,236
                                                  -------          -------         -------    ---------  ---------
  Combined Fixed Charges and Preferred
   Stock Distributions and Dividends......          9,803           10,548          12,039       12,607     10,793
                                                  -------          -------         -------    ---------  ---------
Excess of Combined Fixed Charges and
 Preferred Stock Distributions and
 Dividends over Funds from Operations.....    $        --      $        --      $       --    $      --  $      --
                                                  -------          -------         -------    ---------  ---------
                                                  -------          -------         -------    ---------  ---------
Ratio of Funds from Operations to Combined
 Fixed Charges and Preferred Stock
 Distributions and Dividends..............           1.60x            1.48x           1.30x        1.24x      1.19x
                                                  -------          -------         -------    ---------  ---------
                                                  -------          -------         -------    ---------  ---------
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